Exhibit 99.1

                              [FIRST BANCORP LOGO]

                                  News Release

For Immediate Release:                                     For More Information,
July 27, 2005                                          Contact:  James H. Garner
                                                                    910-576-6171


                  First Bancorp Reports Second Quarter Earnings



      TROY, N.C. - First Bancorp (NASDAQ - FBNC), the parent company of First Bank, announced net income today of $4,652,000, or $0.32 per diluted share, for the three months ended June 30, 2005. The 2005 earnings represent a 4.8% decrease in net income and 5.9% decrease in diluted earnings per share compared to the earnings of $4,886,000, or $0.34 per diluted share, reported for the second quarter of 2004. Share amounts for June 30, 2004 have been adjusted from their originally reported amounts to reflect the 3-for-2 stock split paid on November 15, 2004. As discussed below, the Company's second quarter of 2005 results were negatively impacted by several items of noninterest expense that were not incurred in the comparable period of 2004 totaling approximately $500,000 ($320,000 on an after-tax basis) and a higher effective tax rate, which negatively impacted net income by approximately $370,000.

      Key performance ratios for the three months ended June 30, 2005 include:
            * Return on average assets of 1.09%
            * Return on average equity of 12.07%
            * Net charge-offs to average loans of 0.08%
            * Net interest margin of 4.31%
            * Nonperforming assets to total assets at quarter end of 0.36%
            * Efficiency ratio of 58.86%

      Net income for the six months ended June 30, 2005 was $9,368,000, or $0.65 per diluted share, a 3.0% decrease in diluted earnings per share from the net income of $9,606,000, or $0.67 per diluted share, reported for the six months ended June 30, 2004. As discussed below, the Company's results for the six months ended June 30, 2005 were negatively impacted by several components of noninterest expense that were not incurred in the comparable period of 2004 totaling approximately $825,000 ($515,000 on an after-tax basis) and a higher effective tax rate, which negatively impacted net income by approximately $645,000.

      Total assets at June 30, 2005 amounted to $1.74 billion, 11.6% higher than a year earlier. Total loans at June 30, 2005 amounted to $1.43 billion, a 9.9% increase from a year earlier, and total deposits amounted to $1.47 billion at June 30, 2005, a 13.1% increase from a year earlier.

      The growth in loans and deposits was the primary reason for the increases in the Company's net interest income when comparing the three and six month periods in 2005 to the comparable periods of 2004. Net interest income for the second quarter of 2005 amounted to $17.0 million, a 14.5% increase over the $14.9 million recorded in the second quarter of 2004. Net interest income for the six months ended June 30, 2005 amounted to $33.3 million, a 12.4% increase over the $29.6 million recorded in the same six month period in 2004.

      The Company's net interest margins (tax-equivalent net interest income divided by average earning assets) realized for the three and six month periods ended June 30, 2005 were slightly higher than the net interest margins realized for the comparable periods in 2004. The Company's net interest margin for the second quarter of 2005 was 4.31% compared to 4.26% for the second quarter of 2004. The Company's net interest margin for the first six months of 2005 was 4.32% compared to 4.31% for the same six months of 2004. The positive impact of the rising interest rate environment on the Company's net interest margin has been largely offset by the mix of the Company's deposit growth being more concentrated in the categories of time deposits and time deposits greater than $100,000, the Company's highest cost categories of deposits.

      The provision for loan losses amounted to $845,000 in the second quarter of 2005 compared to $740,000 in the second quarter of 2004, and the provision for loan losses for the first six months of 2005 was $1,425,000 compared to $1,310,000 for the first six months of 2004. The Company's ratio of annualized net charge-offs to average loans was 8 basis points for each of the three and six month periods ended June 30, 2005, compared to 11 basis points and 9 basis points for the same three and six month periods in 2004, respectively. The Company's level of nonperforming assets to total assets was 0.36% at June 30, 2005 compared to 0.33% a year earlier.

      Noninterest income amounted to $3,712,000 for the second quarter of 2005, a 5.1% decrease from $3,912,000 recorded in the second quarter of 2004.
Noninterest income for the six months ended June 30, 2005 amounted to $7,422,000, a decrease of 3.7% from the $7,705,000 recorded in the first half of 2004. The decreases for both periods in 2005 compared to 2004 were primarily a result of lower service charges on deposit accounts. Service charges on deposit accounts have decreased primarily as a result of the negative impact that higher short term interest rates have on the service charges that the Company earns from its commercial depositors - in the Company's commercial account service charge rate structure, commercial depositors are given "earnings credits" (negatively impacting service charges) on their average deposit balances that are tied to short term interest rates.

      Noninterest expenses amounted to $12.3 million in the second quarter of 2005, a 15.4% increase over the $10.6 million in 2004. Noninterest expenses for the six months ended June 30, 2005 amounted to $24.0 million, a 12.2% increase from the $21.3 million recorded in the first six months of 2004. The increase in noninterest expenses is primarily attributable to costs associated with the Company's overall growth in loans, deposits and branch network. Additionally, in the second quarter of 2005, the Company incurred expenses totaling $500,000 ($320,000 after-tax) that were not incurred in the second quarter of 2004 relating to the following items: immediately vested post-retirement benefits granted to the Company's CEO totaling $196,000, external Sarbanes-Oxley costs related to the 2004 certification of $181,000, and public relation expenses of $123,000 associated with the Company's sponsorship of the 2005 U.S. Open Golf Tournament that was held in the Company's largest market - Moore County, North Carolina. Also impacting year to date results through June 30, 2005 were external Sarbanes-Oxley costs of $325,000 ($195,000 after-tax) recorded in the first quarter of 2005.

      The Company's effective tax rate for the three and six months ended June 30, 2005 was approximately 39% for both periods, whereas for the comparable periods of 2004 the Company's effective tax rate was approximately 34%-35%. The higher effective tax rates in 2005 compared to 2004 are a result of the Company changing certain elements of its operating structure in order to potentially avoid controversy with state taxing authorities, as previously disclosed in the Company's press release dated January 28, 2005 (and filed with the Securities and Exchange Commission on Form 8-K on that same date), which announced earnings for 2004, and in the Company's 2004 Form 10-K filed with the Securities and Exchange Commission on March 15, 2005. The higher incremental tax rate negatively impacted the Company's net income by approximately $370,000 for the second quarter of 2005 and $645,000 for the six months ended June 30, 2005. The aforementioned Form 8-K and Form 10-K SEC filings contain additional information regarding this matter, including the possibility of state tax liability exposure. The Company has been recently notified by the North Carolina Department of Revenue that it intends to examine the Company's tax returns for the past three years.

      James H. Garner, President and CEO of First Bancorp, commented on today's earnings report, "Because several items of expense make this a difficult quarter to analyze from an earnings perspective, I have focused on the core metrics of our business, which I am pleased with. We continue to experience good loan and deposit growth, our net interest margin is stable, and our asset quality remains sound. These are all things that I expect bode well for the future."

      Mr. Garner also noted the following corporate developments:

            o The Company opened its newest bank branch in Rose Hill, North Carolina on April 4, 2005. Rose Hill is located in Duplin County, North Carolina, in close proximity to the Company's existing branches in Wallace and Kenansville.

            o The Company recently completed the construction of new branches in Anderson Creek and Salisbury that will replace existing facilities in those towns. The new Anderson Creek facility is located across the street from its current location and is expected to open on August 1. The new Salisbury facility is on the same lot as the branch facility located at the corner of Jake Alexander Boulevard and Old Concord Road and is expected to open on August 8.

            o The Company has begun construction of new buildings in north Asheboro and Sanford that will replace existing facilities. Also, the Company has begun construction of a new branch in Thomasville, which will complement the existing branch in Thomasville and is expected to open in the fourth quarter of 2005.

            o The ground breaking for the construction of a new building in Mayodan is scheduled for August 3. The new building will be located on the same lot as the current facility and is expected to be completed in the spring of 2006.

            o The Company has received regulatory approval to relocate its current branch in Angier and expects to start construction of a new building in the third quarter of 2005.

            o On May 24, 2005, the Company announced a quarterly dividend of 17 cents per share payable on July 25, 2005 to shareholders of record on June 30, 2005. On a split-adjusted basis, the current dividend rate is an increase of 6.3% over the dividend rate paid in the same period of 2004.

            o There was no stock repurchase activity during the first six months of 2005.


      First Bancorp is a bank holding company based in Troy, North Carolina with total assets of approximately $1.7 billion. Its principal activity is the ownership and operation of First Bank, a state-chartered community bank that operates 60 branch offices, with 54 branches operating in a nineteen county market area in the central piedmont region of North Carolina, 3 branches in Dillon County, South Carolina, and 3 branches in Virginia (Abingdon, Radford, and Wytheville), where First Bank does business as First Bank of Virginia. The Company also has a loan production office in Blacksburg, Virginia. First Bancorp's common stock is traded on the NASDAQ National Market under the symbol FBNC.

      Please visit our website at www.firstbancorp.com. For additional financial data, please see the attached Financial Summary.

      This press release contains statements that could be deemed forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which statements are inherently subject to risks and uncertainties. Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often characterized by the use of qualifying words (and their derivatives) such as "expect," "believe," "estimate," "plan," "project," or other statements concerning opinions or judgments of the Company and its management about future events. Factors that could influence the accuracy of such forward-looking statements include, but are not limited to, the financial success or changing strategies of the Company's customers, the Company's level of success in integrating acquisitions, actions of government regulators, the level of market interest rates, and general economic conditions.


=====================================================================================
                           First Bancorp and Subsidiaries
                                  Financial Summary
=====================================================================================

                                                      Three Months Ended
                                                           June 30,
                                                     --------------------     Percent
($ in thousands except per share data - unaudited)     2005         2004      Change
=====================================================================================
INCOME STATEMENT
Interest income
---------------
   Interest and fees on loans                        $ 22,732      18,192
   Interest on investment securities                    1,528       1,269
   Other interest income                                  447         104
                                                     --------      ------
      Total interest income                            24,707      19,565       26.3%
                                                     --------      ------
Interest expense
----------------
   Interest on deposits                                 6,690       4,045
   Other, primarily borrowings                          1,010         661
                                                     --------      ------
      Total interest expense                            7,700       4,706       63.6%
                                                     --------      ------
        Net interest income                            17,007      14,859       14.5%
Provision for loan losses                                 845         740       14.2%
                                                     --------      ------
Net interest income after provision
      for loan losses                                  16,162      14,119       14.5%
                                                     --------      ------
Noninterest income
------------------
   Service charges on deposit accounts                  2,145       2,345
   Other service charges, commissions, and fees           935         794
   Fees from presold mortgages                            285         290
   Commissions from financial product sales               314         365
   Data processing fees                                    58         104
   Securities gains                                         2          96
   Other gains (losses)                                   (27)        (82)
                                                     --------      ------
      Total noninterest income                          3,712       3,912       -5.1%
                                                     --------      ------
Noninterest expenses
--------------------
   Personnel expense                                    7,184       6,294
   Occupancy and equipment expense                      1,491       1,408
   Intangibles amortization                                73          94
   Other operating expenses                             3,512       2,826
                                                     --------      ------
      Total noninterest expenses                       12,260      10,622       15.4%
                                                     --------      ------
Income before income taxes                              7,614       7,409        2.8%
Income taxes                                            2,962       2,523       17.4%
                                                     --------      ------
Net income                                           $  4,652       4,886       -4.8%
                                                     ========      ======

Earnings per share - basic                           $   0.33        0.34       -2.9%
Earnings per share - diluted                             0.32        0.34       -5.9%

ADDITIONAL INCOME STATEMENT INFORMATION
---------------------------------------
   Net interest income, as reported                  $ 17,007      14,859
   Tax-equivalent adjustment (1)                          111         119
                                                     --------      ------
   Net interest income, tax-equivalent               $ 17,118      14,978       14.3%
                                                     ========      ======
-------------------------------------------------------------------------------------
(1)   This amount reflects the tax benefit that the Company  receives related to its tax-exempt loans and securities, which carry interest rates lower than similar taxable  investments  due to their tax exempt status.  This amount has been  computed  assuming a 39% tax rate and is reduced by the  related nondeductible portion of interest expense.
=====================================================================================

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

=====================================================================================
                           First Bancorp and Subsidiaries
                             Financial Summary - Page 2
=====================================================================================

                                                       Six Months Ended
                                                           June 30,
                                                     --------------------     Percent
($ in thousands except per share data - unaudited)     2005         2004      Change
=====================================================================================

INCOME STATEMENT
Interest income
---------------
   Interest and fees on loans                        $ 44,091      36,195
   Interest on investment securities                    2,812       2,564
   Other interest income                                  719         190
                                                     --------      ------
      Total interest income                            47,622      38,949       22.3%
                                                     --------      ------
Interest expense
----------------
   Interest on deposits                                12,390       7,998
   Other, primarily borrowings                          1,940       1,319
                                                     --------      ------
      Total interest expense                           14,330       9,317       53.8%
                                                     --------      ------
        Net interest income                            33,292      29,632       12.4%
Provision for loan losses                               1,425       1,310        8.8%
                                                     --------      ------
Net interest income after provision
      for loan losses                                  31,867      28,322       12.5%
                                                     --------      ------
Noninterest income
------------------
   Service charges on deposit accounts                  4,153       4,554
   Other service charges, commissions, and fees         1,989       1,690
   Fees from presold mortgages                            523         478
   Commissions from financial product sales               609         677
   Data processing fees                                   205         200
   Securities gains                                         2         188
   Other gains (losses)                                   (59)        (82)
                                                     --------      ------
      Total noninterest income                          7,422       7,705       -3.7%
                                                     --------      ------
Noninterest expenses
--------------------
   Personnel expense                                   14,070      12,537
   Occupancy and equipment expense                      2,925       2,864
   Intangibles amortization                               146         189
   Other operating expenses                             6,834       5,745
                                                     --------      ------
      Total noninterest expenses                       23,975      21,335       12.4%
                                                     --------      ------
Income before income taxes                             15,314      14,692        4.2%
Income taxes                                            5,946       5,086       16.9%
                                                     --------      ------
Net income                                           $  9,368       9,606       -2.5%
                                                     ========      ======


Earnings per share - basic                           $   0.66        0.68       -2.9%
Earnings per share - diluted                             0.65        0.67       -3.0%

ADDITIONAL INCOME STATEMENT INFORMATION
---------------------------------------
   Net interest income, as reported                  $ 33,292      29,632
   Tax-equivalent adjustment (1)                          224         242
                                                     --------      ------
   Net interest income, tax-equivalent               $ 33,516      29,874       12.2%
                                                     ========      ======
-------------------------------------------------------------------------------------
(1)   See  footnote  1  on  page  1  of  Financial  Summary  for  discussion  of tax-equivalent adjustments.
=====================================================================================

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

========================================================================================================================
                                             First Bancorp and Subsidiaries
                                              Financial Summary - Page 3
========================================================================================================================

                                                          Three Months Ended                   Six Months Ended
                                                               June 30,                            June 30,
                                                   --------------------------------    ---------------------------------
PERFORMANCE RATIOS (annualized)                         2005              2004              2005              2004
                                                   =====================================================================
Return on average assets                                     1.09%             1.29%             1.13%             1.28%
Return on average equity                                    12.07%            13.48%            12.32%            13.29%
Net interest margin - tax equivalent (1)                     4.31%             4.26%             4.32%             4.31%
Efficiency ratio - tax equivalent (1) (2)                   58.86%            56.23%            58.56%            56.77%
Net charge-offs to average loans                             0.08%             0.11%             0.08%             0.09%
Nonperforming assets tototal assets (period end)             0.36%             0.33%             0.36%             0.33%

SHARE DATA (3)
Cash dividends declared                            $         0.17    $         0.16    $         0.34    $         0.32
Stated book value                                           10.88             10.13             10.88             10.13
Tangible book value                                          7.40              6.56              7.40              6.56
Common shares outstanding at end of period             14,170,722        14,137,326        14,170,722        14,137,326
Weighted average shares outstanding - basic            14,159,117        14,176,085        14,132,347        14,188,571
Weighted average shares outstanding - diluted          14,345,013        14,410,014        14,354,852        14,442,660
Shareholders' equity to assets                               8.87%             9.19%             8.87%             9.19%

AVERAGE BALANCES (in thousands)
Total assets                                       $    1,707,112    $    1,524,169    $    1,678,868    $    1,503,578
Loans                                                   1,409,118         1,273,672         1,396,167         1,254,874
Earning assets                                          1,592,845         1,414,095         1,565,005         1,393,102
Deposits                                                1,466,893         1,300,263         1,440,807         1,280,178
Interest-bearing liabilities                            1,361,365         1,211,314         1,340,048         1,197,099
Shareholders' equity                                      154,540           145,776           153,351           145,406

------------------------------------------------------------------------------------------------------------------------
(1)   See  footnote  1  on  page  1  of  Financial  Summary  for  discussion  of tax-equivalent adjustments.
(2)   Calculated by dividing  noninterest  expense by the sum of  tax-equivalent net interest income plus noninterest income.
(3)   Share data for June 30,  2004 has been  adjusted  to reflect  the  3-for-2 stock split paid on November 15, 2004.
========================================================================================================================


TREND INFORMATION
($ in thousands except per share data)
                                                                     For the Three Months Ended
                                                                     --------------------------
                                                June 30,       March 31,      Dec. 31,       Sept. 30,      June 30,
INCOME STATEMENT                                 2005            2005           2004           2004           2004
                                                -------         ------         ------         ------         ------

Net interest income - tax equivalent (1)        $17,118         16,398         16,233         15,659         14,978
Taxable equivalent adjustment (1)                   111            113            116            118            119
Net interest income                              17,007         16,285         16,117         15,541         14,859
Provision for loan losses                           845            580            825            770            740
Noninterest income                                3,712          3,710          3,844          4,296          3,912
Noninterest expense                              12,260         11,715         11,271         11,092         10,622
Income before income taxes                        7,614          7,700          7,865          7,975          7,409
Income taxes                                      2,962          2,984          2,554          2,778          2,523
Net income                                        4,652          4,716          5,311          5,197          4,886

Earnings per share - basic (2)                     0.33           0.33           0.38           0.37           0.34
Earnings per share - diluted (2)                   0.32           0.33           0.37           0.36           0.34

-------------------------------------------------------------------------------------------------------------------
(1)   See  footnote  1  on  page  1  of  Financial  Summary  for  discussion  of tax-equivalent adjustments.
(2)   Share data for periods  ending prior to November 15, 2004 been adjusted to reflect the 3-for-2 stock split paid on November 15, 2004.
===================================================================================================================

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

==================================================================================================================
                                           First Bancorp and Subsidiaries
                                             Financial Summary - Page 4
==================================================================================================================

                                            June 30,        March 31,        Dec. 31,        June 30,     One Year
PERIOD END BALANCES (in thousands)            2005            2005            2004            2004         Change
                                           ----------       ---------       ---------       ---------     --------

Assets                                     $1,738,597       1,687,160       1,638,913       1,558,251        11.6%
Securities                                    132,536         127,951         102,579         112,974        17.3%
Loans                                       1,425,856       1,395,324       1,367,053       1,297,224         9.9%
Allowance for loan losses                      15,622          15,066          14,717          14,313         9.1%
Intangible assets                              49,373          49,445          49,330          50,517        -2.3%
Deposits                                    1,470,880       1,448,692       1,388,768       1,300,804        13.1%
Borrowings                                    101,239          76,239          92,239         106,000        -4.5%
Shareholders' equity                          154,202         150,779         148,478         143,238         7.7%

==================================================================================================================

                                                                       For the Three Months Ended
                                                                       --------------------------
                                                      June 30,     March 31,    Dec. 31,    Sept. 30,     June 30,
YIELD INFORMATION                                       2005         2005         2004        2004          2004
                                                      --------     ---------    --------    ---------     --------

Yield on loans                                          6.47%        6.26%        6.05%        5.82%        5.74%
Yield on securities - tax equivalent (1)                5.06%        4.94%        4.72%        5.15%        4.92%
Yield on other earning assets                           3.33%        2.80%        2.30%        1.99%        1.55%
   Yield on all interest earning assets                 6.25%        6.08%        5.86%        5.71%        5.60%

Rate on interest bearing deposits                       2.09%        1.86%        1.65%        1.49%        1.43%
Rate on other interest bearing liabilities              5.27%        4.92%        3.87%        3.37%        3.75%
   Rate on all interest bearing liabilities             2.27%        2.04%        1.80%        1.65%        1.56%

     Interest rate spread - tax  equivalent (1)         3.98%        4.04%        4.06%        4.06%        4.04%
     Net interest  margin - tax  equivalent (2)         4.31%        4.33%        4.32%        4.28%        4.26%

     Average prime rate                                 5.91%        5.44%        4.94%        4.41%        4.00%

------------------------------------------------------------------------------------------------------------------
(1)   See  footnote  1  on  page  1  of  Financial  Summary  for  discussion  of tax-equivalent adjustments.
(2)   Calculated by dividing  annualized tax  equivalent net interest  income by average  earning  assets  for the  period.  See  footnote  1 on page 1 of Financial Summary for discussion of tax-equivalent adjustments.
==================================================================================================================


                                                  June 30,      March 31,     Dec. 31,      Sept. 30,     June 30,
ASSET QUALITY DATA ($ in thousands)                 2005          2005          2004          2004          2004
                                                  --------      ---------     --------      ---------     --------

Nonaccrual loans                                   $3,806         4,249         3,707         3,637         3,320
Restructured loans                                     15            15            17            18            18
Accruing loans > 90 days past due                       -             -             -             -             -
                                                   ------         -----         -----         -----         -----
     Total nonperforming loans                      3,821         4,264         3,724         3,655         3,338
Other real estate                                   2,520         2,401         1,470         1,877         1,857
                                                   ------         -----         -----         -----         -----
     Total nonperforming assets                    $6,341         6,665         5,194         5,532         5,195
                                                   ======         =====         =====         =====         =====

Net charge-offs to average loans - annualized        0.08%         0.07%         0.14%         0.22%         0.11%
Nonperforming loans to total loans                   0.27%         0.31%         0.27%         0.27%         0.26%
Nonperforming assets to total assets                 0.36%         0.40%         0.32%         0.34%         0.33%
Allowance for loan losses to total loans             1.10%         1.08%         1.08%         1.07%         1.10%

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